As Filed with the Securities and Exchange Commission on September 28, 1995
                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              SPECTRASCIENCE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   Minnesota
                            (State of Incorporation)

                                   41-1448837
                    (I.R.S. Employer Identification Number)


                                5909 Baker Road
                              Minnetonka, MN 55345
              (Address of Principal Executive Offices) (Zip Code)

                              SPECTRASCIENCE, INC.
                                1991 STOCK PLAN
                            (Full title of the Plan)

                                Brian T. McMahon
                                   President
                              SpectraScience, Inc.
                                5909 Baker Road
                              Minnetonka, MN 55345
                    (Name and Address of Agent For Service)

                                 (612) 931-9000
                    (Telephone Number of Agent For Service)

                                    Copy to:

                           Stephen P. Kregstein, Esq.
                       4999 Pearl East Circle, Suite 300
                               Boulder, CO 80301
                                 (303) 449-9445


                        CALCULATION OF REGISTRATION FEE


                                   Proposed      Proposed
 Title of                           Maximum       Maximum
Securities            Amount       Offering      Aggregate        Amount of
  to be               to be        Price Per     Offering        Registration
Registered          Registered       Share         Price              Fee

Common Stock,
$.25 par value       675,000         $5.50     $3,712,500.00       $1,280.17

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the bid and asked price for the Company's Common Stock on September 25, 1995.

                                     PART I

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                    PART II


Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) A total of 325,000 shares of the Company's Common Stock were previously registered under Form S-8, Registration No. 33-45523. The contents of that registration statement, including all exhibits thereto, are incorporated by reference. At the Company's June 29, 1995 Annual Meeting of Shareholders, the number of shares of Common Stock authorized for issuance under the 1991 Stock Option Plan was increased to 1,000,000 . This Registration Statement covers the additional 675,000 shares of Common Stock authorized for issuance at such time.

     (b) The Annual Reports of the Company on Forms 10-KSB for the calendar year ended December 31, 1994.

     (c) The Quarterly Reports of the Company on Forms 10-QSB for the quarters ended March 31 and June 30, 1995.

     (d) The Definitive Proxy Statement dated May 19, 1995 for the Annual Meeting of Shareholders held on June 29, 1995.

     (e) The description of the Company's Common Stock as set forth in the Company's most recent Registration Statement and in the Company's Definitive Proxy Statement referred to in (d) above.

     (f) The latest annual report of the 1991 Stock Option Plan.

     (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 8. Exhibits.                                                 Exhibit Index

                                                                          Page

          4    SpectraScience, Inc. 1991 Stock Option Plan, as amended      5

          5    Opinion and Consent of Stephen P. Kregstein, Esq. as
               to the legality of the common stock offered pursuant
               to the stock plan referred to herein                        14

         23.1  Consent of Stephen P. Kregstein, Esq.
                (included in Exhibit 5)

         23.2  Consent of Ernst & Young LLP independent auditors           15




                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on September 25, 1995.

                                       SPECTRASCIENCE, INC


                                       By /s/ Brian T. McMahon
                                          Brian T. McMahon, President


                               POWER OF ATTORNEY

The undersigned officers and directors of SpectraScience, Inc. hereby constitute and appoint Brian T. McMahon and Ching-Meng Chew, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                            Date

/s/ Brian T. McMahon                                          September 25, 1995
Brian T. McMahon, President,
Chief Executive Officer (Principal
Executive Officer) and Director

/s/ Ching-Meng Chew                                           September 25, 1995
Ching-Meng Chew, Chief
Financial Officer (Principal
Financial and Accounting Officer)

/s/ Nathaniel S. Thayer                                       September 25, 1995
Nathaniel S. Thayer, Director

/s/ Henry Holterman                                           September 25, 1995
Henry Holterman, Director